UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2023

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803

(Address of principal executive offices)

(516) 677-0200

 (Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VECO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Convertible Notes and the Indenture

On May 16, 2023, Veeco Instruments Inc. (the “Company”) priced its private offering of $205 million in aggregate principal amount of 2.875% Convertible Senior Notes due 2029 (the “Notes”). In addition, the Company granted the initial purchasers in the offering (the “Initial Purchasers”) a 30-day option to purchase an additional $25 million in aggregate principal amount of Notes, which the Initial Purchasers exercised in full. On May 19, 2023, the Company completed its private offering of $230 million aggregate principal amount of the Notes. The Notes are senior unsecured obligations of the Company.

The net proceeds from the offering were approximately $223.3 million, after deducting the Initial Purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $198.8 million of the net proceeds from the offering to fund the cash portion of the Note Exchanges described below and the remainder for general corporate purposes.

In connection with the issuance of the Notes, the Company entered into an Indenture, dated May 19, 2023 (the “Indenture”), with U.S. Bank Trust Company, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on June 1, 2029, unless earlier redeemed, repurchased or converted in accordance with their terms. The Notes will bear interest from May 19, 2023 at a rate of 2.875% per year payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2023. The Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding February 1, 2029, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2023 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate in effect on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after February 1, 2029 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted, in the manner and subject to the terms and conditions provided in the Indenture. The initial conversion rate for the Notes will be 34.2185 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $29.22 per share of the Company’s common stock. The initial conversion price represents a premium of approximately 30% to the $22.48 per share closing price of the Company’s common stock on The Nasdaq Global Select Market on May 16, 2023. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In connection with certain corporate events or if the Company issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.

The Company may not redeem the Notes prior to June 8, 2026. The Company may redeem for cash all or any portion of the Notes, at its option, on or after June 8, 2026 if the last reported sale price of its common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a cash redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The description of the Indenture and the Notes contained herein is qualified in its entirety by reference to the text of the Indenture and the form of Note filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Note Exchanges

In connection with the pricing of the Notes in the offering, the Company entered into separate and individually negotiated transactions (each, a “Note Exchange”) with certain holders of its outstanding 3.50% Convertible Senior Notes due 2025 (the “2025 Notes”) to exchange approximately $106.0 million aggregate principal amount of the 2025 Notes for an aggregate of approximately $106.0 million in cash and approximately 0.7 million shares of the Company’s common stock and with certain holders of its 3.75% Convertible Senior Notes due 2027 (the “2027 Notes” and, together with the 2025 Notes, the “Existing Notes”) to exchange approximately $100.0 million aggregate principal amount of the 2027 Notes for an aggregate of approximately $92.8 million in cash and approximately 3.8 million shares of the Company’s common stock. The Company expects that holders of the Existing Notes that exchange their Existing Notes in the Note Exchanges may have entered into or unwound various derivatives with respect to the Company’s common stock (including entering into derivatives with one or more of the Initial Purchasers or their respective affiliates) and/or purchased or sold shares of the Company’s common stock concurrently with or shortly after pricing of the Notes in the offering. This activity could affect the market price of the Company’s common stock.

First Amendment to Loan and Security Agreement

On May 19, 2023, the Company entered into an amendment (the “First Amendment”) to the Loan and Security Agreement, dated as of December 16, 2021, among the Company, as borrower, HSBC Bank USA, National Association, as administrative agent and collateral agent, and HSBC Bank USA, National Association, Barclays Bank PLC, Santander Bank, N.A. and Citibank, N.A. as Joint Lead Arrangers and Joint Bookrunners (the “Loan and Security Agreement”). The First Amendment provides for modifications to the Loan and Security Agreement to permit the offering of the Notes, the Note Exchanges and the use of proceeds from the offering of the Notes.

The description of the First Amendment contained herein is qualified in its entirety by reference to the text of the First Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Notes were sold to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Company’s common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Company’s common stock.

Any shares of the Company's common stock issued in connection with the Note Exchanges will be issued in transactions exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit	Description
4.1	Indenture, dated as of May 19, 2023, between Veeco Instruments Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 2.875% Convertible Senior Notes due 2029 (included in Exhibit 4.1)

10.1	First Amendment to Loan and Security Agreement, dated as of May 19, 2023, by and among Veeco Instruments Inc., as borrower, the guarantors party thereto, the lenders from time to time party thereto and HSBC Bank USA, National Association, as administrative agent, collateral agent, joint lead arranger, and joint bookrunner, Barclays bank PLC, as joint lead arranger and joint bookrunner, and Santander Bank, N.A.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2023	VEECO INSTRUMENTS INC.

	By:	/s/ Kirk Mackey
Name: Kirk Mackey
Title: Vice President, General Counsel and Secretary